Exhibit 99.1

Caption: Lockheed Martin welcomes Terran Orbital to the team. Pictured: Lockheed Martin’s suite of satellite buses and a Space Development Agency transport layer spacecraft.

Lockheed Martin Advances Space Capabilities

through Strategic Terran Orbital Acquisition

Deal Enables Rapid Development and Fielding of Mission-Ready Spacecraft

BETHESDA, Md., October 30, 2024 – Lockheed Martin (NYSE: LMT) has completed its previously announced acquisition of Terran Orbital, a leading manufacturer of innovative modular spacecraft serving the global aerospace and defense industries, and its subsidiary, Tyvak International. Lockheed Martin has worked with Terran Orbital on projects including Space Development Agency programs and Lockheed Martin’s technology demonstrations.

“The addition of Terran Orbital’s spirit of entrepreneurship to the scale of Lockheed Martin means there is a great deal of opportunity to keep pushing the boundaries of technology and space solutions together,” said Robert Lightfoot, President, Lockheed Martin Space. “We welcome their ingenuity and dedication to ensuring mission success and we’ve always valued those aspects of our working relationship. Together, we can deliver our combined innovation and services with a greater sense of urgency to support our customers’ commercial, civil and national security needs.”

Terran Orbital offers a unique lineup of customizable spacecraft platforms, which include interchangeable components, and mission services. When these are combined with Lockheed Martin’s mission system integration and payload expertise, the result includes more robust space capabilities. This is in addition to bolstered manufacturing practices, driven by automation and robotics for increased capacity and speed, and advanced testing techniques.

Reporting through Lockheed Martin’s Space business area, the company will be recognized as Terran Orbital, a Lockheed Martin Company. It will remain a merchant supplier to the industry and bring holistic solutions by coalescing satellite design, production, launch planning, mission operations, and in-orbit support to meet the needs of the most demanding military, civil, and commercial customers’ missions.

Terran Orbital, a Lockheed Martin Company, maintains locations in Boca Raton and Melbourne, Florida, Irvine and Santa Maria, California, Atlanta, Georgia, Tysons Corner, Virginia, and Torino, Italy.

The acquisition was first announced August 15, 2024. More information on Terran Orbital can be found at www.terranorbital.com.

About Lockheed Martin

Lockheed Martin is a global defense technology company driving innovation and advancing scientific discovery. Our all-domain mission solutions and 21st Century Security vision accelerate the delivery of transformative technologies to ensure those we serve always stay ahead of ready. More information at www.Lockheedmartin.com.

Forward Looking Statements

This news release contains statements that, to the extent they are not recitations of historical fact, constitute "forward-looking statements" within the meaning of the federal securities laws, and are based on Lockheed Martin's current expectations and assumptions, including, among other things, statements regarding the transaction, the expected benefits of the transaction, and the future performance of Lockheed Martin's business. The words "believe," "estimate," "anticipate," "project," "intend," "expect," "plan," "outlook," "will," "should," "could," "scheduled," "forecast," and similar expressions are intended to identify forward-looking statements. There can be no assurance that any future events will occur as anticipated, if at all, or that actual results will be as expected. These statements are not guarantees of future performance and are subject to risks and uncertainties. Actual results may differ materially due to factors such as: the failure to successfully and timely integrate Terran Orbital and realize the expected benefits of the transaction; the risk of litigation relating to the transaction; competitive responses to the transaction; unexpected liabilities, costs, charges or expenses resulting from the transaction; and potential adverse reactions or changes to business relationships from the completion of the transaction. These are only some of the factors that may affect the forward-looking statements contained in this news release. For a discussion identifying additional important factors that could cause actual results to differ materially from those anticipated in the forward-looking statements, see Lockheed Martin's filings with the SEC, including, but not limited to, "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Risk Factors" in Lockheed Martin's most recent Annual Report on Form 10-K and subsequent quarterly reports on Form 10-Q. Lockheed Martin's filings may be accessed through the investor relations page of its website, www.lockheedmartin.com/investor or through the website maintained by the SEC at www.sec.gov. Except where required by applicable law, Lockheed Martin expressly disclaims a duty to provide updates to forward-looking statements after the date of this news release to reflect subsequent events, changed circumstances, changes in expectations, or the estimates and assumptions associated with them. The forward-looking statements in this news release are intended to be subject to the safe harbor protection provided by the federal securities laws.

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dana.casey@lmco.com, 202-320-9066 /

candace.e.flynn@lmco.com, 303-512-3170